                           LIMITED POWER OF ATTORNEY

      Know all by these presents, that the undersigned officer and/or director of National Fuel Gas Company (the "Company") hereby constitutes and appoints
Paula M. Ciprich, James R. Peterson and James P. Baetzhold, or any of them, the undersigned's true and lawful attorneys-in-fact to:

(1)   execute for and on behalf of the undersigned SEC Forms 3, 4, 5 and 144 reporting the undersigned's holdings of and transactions in Company securities, in accordance with the Securities Act of 1933, the Securities
      Exchange Act of 1934 and the rules thereunder, all as amended;

(2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute, manually or electronically, any such Forms 3, 4, 5, or 144, and timely file any such form with the United States Securities and Exchange Commission and any
      stock exchange or similar authority; and

(3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
      Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Act of 1933 or the Securities Exchange Act of 1934, as
amended.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed effective as of June 11, 2015.

                                       Signature:   /s/ Joseph N. Jaggers
                                                    --------------------------

                                       Name:        Joseph N. Jaggers